UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2005

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA	1-15449	72-0693290
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)

(504) 729-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Consent of Independent Registered Public Accounting Firm
Item 6-Selected Financial Data
Item 7-Management's Discussion & Analysis
Item 8-Consolidated Financial Statements
Ratio of Earnings to Fixed Charges

Item 8.01 Other Events.

     Stewart Enterprises, Inc. (the “Company”) is filing the historical annual financial information included in this Current Report on Form 8-K solely to show the effect of the reclassification of some of its businesses previously identified as discontinued operations in its Annual Report on Form 10-K for the year ended October 31, 2004 (the “2004 10-K”) back into continuing operations for the periods presented. The treatment of these businesses as discontinued operations was appropriate for the Company’s 2004 10-K as these businesses met the related requirements for discontinued operations reporting as of October 31, 2004. Thus, the filing of this Form 8-K is not an amendment to the 2004 10-K.

     As reported in the Company’s January 31, 2005 Form 10-Q, the Company reclassified these businesses that had been classified as discontinued operations since the first quarter of 2004 back into continuing operations in the first quarter of fiscal year 2005 as it was determined that they no longer met the accounting criteria for reporting as discontinued operations. In the first quarter of 2004, the Company announced plans to close or sell a number of small businesses, primarily small funeral homes, most of which were acquired as part of a group of facilities that were performing below acceptable levels or no longer fit the Company’s operating profile. As of January 31, 2005, 62 of those businesses had been sold for $24.7 million in proceeds. The remaining 17 businesses had not been sold and, because they had been held for sale longer than one year, they no longer met the criteria under Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” to be classified as held for sale. Accordingly, in the Company’s Form 10-Q for the quarter ended January 31, 2005, any of these businesses which were previously included in discontinued operations were reclassified back in continuing operations and were no longer reflected as “assets held for sale.” As of January 31, 2005, the total assets and total liabilities of the 17 businesses were $11.1 million and $6.4 million, respectively. The Company is continuing to market these businesses.

     The Company is preparing to file a Registration Statement on Form S-4 with respect to the exchange of its outstanding unregistered 6.25% Senior Notes due 2013 for substantially identical registered notes, and a Form S-8 with respect to its 2005 Directors’ Stock Plan. Both of these registration statements will incorporate by reference the 2004 10-K, the Form 10-Q for the quarter ended January 31, 2005 and this Form 8-K. The information in this Form 8-K is responsive to the requirement to treat discontinued operations consistently in the historical financial statements incorporated by reference into the registration statements.

     The reclassification of the remaining 17 businesses has no effect on the Company’s total net income or loss as reported in the Company’s financial statements included in the 2004 10-K, and has no effect on total shareholders’ equity or the statement of cash flows. The tables below summarize the impact of the reclassification on the key items in the Company’s income statement.

Statement of Earnings Data-As Previously Reported

		Year Ended October 31,
	2004	2003	2002	2001	2000
		(dollars in thousands, except per share amounts)
Total revenues	$514,653	$501,136	$558,946	$643,574	$710,829
Total gross profit	$134,765	$119,882	$143,430	$150,248	$177,416
Gains on dispositions and impairment (losses), net	$353	($9,316)	($18,500)	($269,158)	$—
Earnings (loss) from continuing operations	$43,340	($51,074)	$30,952	($159,369)	$65,849
Diluted earnings (loss) per common share from continuing operations	$0.40	($0.47)	$0.28	($1.48)	$0.62
Earnings (loss) from discontinued operations	$2,822	($22,394)	$914	$713	$945
Diluted earnings (loss) per common share from discontinued operations	$0.03	($0.21)	$0.01	$—	$0.01

Statement of Earnings Data-As Reclassified

		Year Ended October 31,
	2004	2003	2002	2001	2000
		(dollars in thousands, except per share amounts)
Total revenues	$516,882	$503,713	$561,148	$645,990	$713,298
Total gross profit	$134,783	$119,800	$142,997	$149,758	$177,022
Gains on dispositions and impairment (losses), net	$564	($18,972)	($18,500)	($269,158)	$—
Earnings (loss) from continuing operations	$43,485	($59,740)	$30,685	($159,670)	$65,608
Diluted earnings (loss) per common share from continuing operations	$0.40	($0.55)	$0.28	($1.49)	$0.62
Earnings (loss) from discontinued operations	$2,677	($13,728)	$1,181	$1,014	$1,186
Diluted earnings (loss) per common share from discontinued operations	$0.03	($0.13)	$0.01	$0.01	$0.01

     As a result of the reclassifications, amounts included in the balance sheet line items “assets held for sale” and “liabilities associated with assets held for sale” that were associated with the 17 businesses were removed from those categories and allocated to appropriate other categories on the balance sheet. As of October 31, 2004, approximately $12.8 million of assets held for sale were reclassified, primarily resulting in a decrease in current assets and an increase in net property, plant and equipment and preneed funeral and cemetery receivables and trust investments. Approximately $8.4 million of liabilities associated with assets held for sale were reclassified, primarily resulting in an increase in deferred preneed funeral and cemetery revenue. As of October 31, 2003, approximately $11.8 million of assets held for sale were reclassified, primarily resulting in a decrease in current assets and an increase in net property, plant and equipment and prearranged receivables, net. Approximately $7.9 million of liabilities associated with assets held for sale were reclassified, primarily resulting in an increase in prearranged deferred revenue, net.

     The Company is filing the following historical annual financial information to show the effect of the reclassification described above:

•	Selected financial data for the fiscal years ended October 31, 2000 through October 31, 2004;

•	Management’s discussion and analysis of financial condition and results of operations;

•	Consolidated financial statements as of October 31, 2004 and 2003 and for the years ended October 31, 2004, 2003 and 2002 and notes to the consolidated financial statements;

•	Consolidated schedule of valuation and qualifying accounts;

•	Ratio of earnings to fixed charges for the fiscal years ended October 31, 2000 through October 31, 2004.

     Except as specifically set forth herein, as further discussed in notes 2(r) and 15 to the consolidated financial statements in this Current Report on Form 8-K and the unaudited subsequent event note included in the consolidated financial statements included in this Current Report on Form 8-K, this information does not reflect events occurring after the original filing date of the 2004 10-K on January 11, 2005.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit
Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Item 6-Selected Financial Data

99.2	Item 7-Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Item 8-Consolidated Financial Statements as of October 31, 2004 and 2003 and for the years ended October 31, 2004, 2003 and 2002 and Notes to Consolidated Financial Statements
Schedule II- Consolidated Schedule of Valuation and Qualifying Accounts

99.4	Ratio of Earnings to Fixed Charges

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.

April 15, 2005	/s/ Michael G. Hymel

Michael G. Hymel
Vice President
Corporate Controller
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Item 6-Selected Financial Data

99.2	Item 7-Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Item 8-Consolidated Financial Statements as of October 31, 2004 and 2003 and for the years ended October 31, 2004, 2003 and 2002 and Notes to Consolidated Financial Statements
Schedule II- Consolidated Schedule of Valuation and Qualifying Accounts

99.4	Ratio of Earnings to Fixed Charges